EXHIBIT 99.01

                                                           (Conformed Copy)

                             AGREEMENT AND PLAN OF MERGER

                                     dated as of

                                    April 23, 1995

                                        among

                              THE HILLHAVEN CORPORATION,

                                     VENCOR, INC.

                                         and

                                VERITAS HOLDINGS CORP.













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                             AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER dated as of April 23, 1995, among THE HILLHAVEN CORPORATION, a Nevada corporation (the "Company"), VENCOR, INC., a Delaware corporation ("Parent"), and VERITAS HOLDINGS CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary").

               WHEREAS, the Boards of Directors of Parent, Merger Subsidiary and the Company deem it advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which the Company would merge with and into Merger Subsidiary, which would remain a wholly owned subsidiary of Parent (the "Merger");

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                      ARTICLE I

                                      THE MERGER

                  SECTION 1.01.  The Merger.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.01(b)), the Company shall be merged with and into Merger Subsidiary in accordance with (i) the General Corporation Law of the State of Delaware ("Delaware Law") and (ii) the corporation law of the State of Nevada ("Nevada Law"). As a result of the Merger, the separate existence of the Company shall cease and Merger Subsidiary shall be the surviving corporation (the "Surviving Corporation"). The name of the Surviving Corporation will be "The Hillhaven Corporation."

                  (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in
          Article VIII to the Merger, the parties hereto shall cause (i) a certificate of merger in such form as is required by, and executed in accordance with, Delaware Law to be duly filed with the Secretary of State of the State of Delaware and (ii) articles of merger in such form as is required by, and executed in accordance with, Nevada Law to be duly filed with the Secretary of State of the State of Nevada. The Merger shall become effective at such time as both the certificate of merger is duly filed with the Secretary of State of the State of Delaware and the articles of merger are duly filed with the Secretary of State of the State of Nevada (the "Effective Time").

                  (c) From and after the Effective Time, the Merger shall have the effects specified in Delaware Law and Nevada Law.

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                  (d)  The closing of the Merger (the "Closing") will take
          place at 10:00 a.m. on the first business day on which all conditions set forth in Article VIII are satisfied or, to the extent permitted hereunder, waived at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, or on such other date or at such other place as the parties may agree.

                  SECTION 1.02.  Conversion of Shares.  At the Effective
          Time:

                  (a) each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and be unchanged by the Merger and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

                  (b) each share of common stock, $.75 par value per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(e) and Section 1.06, be converted into the right to receive that number of fully paid and nonassessable shares of the common stock, par value $0.25 per share, of Parent (the "Parent Common Stock") equal to the "Conversion Number" (as defined below). The "Conversion Number" shall be determined by dividing $32.25 by the "Parent Average Price" (as defined below), rounded to three decimal places; provided that the Conversion Number shall not be less than .768 nor more than .977 (subject to Section 9.01(vii) hereof). The "Parent Average Price" means the average closing price on the New York Stock Exchange (the "NYSE") of Parent Common Stock (as reported in the New York Stock Exchange Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) for the 10 consecutive trading days ending with the second trading day immediately preceding the Effective Time;

                  (c) each share of Series C Preferred Stock, par value $.15 per share, of the Company (the "Series C Preferred Stock") issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(e), be converted into the right to receive in cash $900 per share, plus accrued and unpaid dividends to the Effective Time (the "Series C Merger Consideration");

                  (d) each share of Series D Preferred Stock, par value $.15 per share, of the Company (the "Series D Preferred Stock") issued and outstanding prior to the Effective Time shall, except as otherwise provided in Section 1.02(e), be converted into the right to receive in cash $900 per share, plus accrued and unpaid dividends to the Effective Time (the "Series D Merger Consideration"); and


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                  (e)  each outstanding share of the Company Common Stock,
          the Series C Preferred Stock and the Series D Preferred Stock (collectively, the "Company Stock") held by the Company as treasury stock or owned by Parent or any subsidiary of Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

                  SECTION 1.03.  Surrender and Payment.

                  (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Company Stock. Parent shall deposit with the Exchange Agent for the benefit of the holders of Company Stock (other than the Company, Parent or any Subsidiary of Parent), for exchange in accordance with this Section 1.03 through the Exchange Agent, (i) as of the Effective Time, (x) certificates representing the shares of Parent Common Stock to be issued pursuant to
          Section 1.02 in exchange for outstanding shares of Company Common Stock and (y) cash in an amount equal to the sum of (A) the aggregate Series C Merger Consideration to be paid to the holders of the Series C Preferred Stock (including the aggregate amount of any accrued and unpaid dividends) and (B) the aggregate Series D Merger Consideration to be paid to the holders of the Series D Preferred Stock (including the aggregate amount of any accrued and unpaid dividends), and (ii) from time to time as necessary to make payments, cash to be paid in lieu of fractional shares pursuant to Section 1.06 (such certificates for shares of Parent Common Stock and such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver Parent Common Stock (and any dividends or distributions related thereto) and/or cash in exchange for surrendered certificates representing Company Shares pursuant to Section 1.02 out of the Exchange Fund. Except as contemplated by Section 1.03(f), the Exchange Fund shall not be used for any other purpose.

                  (b) Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Stock ("Certificates") a letter of transmittal and instructions for use in effecting such exchange of the Certificates for Parent Common Stock and/or cash. Provision also shall be made for holders of Certificates to procure a letter of transmittal and instructions and deliver such letter of transmittal and Certificates in exchange for Parent Common Stock and/or cash in person immediately after the Effective Time.

                  (c) After the Effective Time, Certificates shall represent the right, upon surrender thereof to the Exchange Agent, together with a duly executed and properly completed letter of transmittal relating thereto, to receive in exchange therefor that number of whole shares of Parent Common Stock

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          -- and/or cash which such holder has the right to receive
          pursuant to Sections 1.02 and 1.06 after giving effect to any required tax withholding, and the Certificate or Certificates so surrendered shall be canceled. No interest will be paid or will accrue on any cash amount payable upon the surrender of any such Certificates. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the shares of Parent Common Stock and/or cash as contemplated by this Article I.

                  (d) If any shares of Parent Common Stock are to be issued and/or cash to be paid to a Person other than the registered holder of the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such issuance that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  (e) At and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Stock outstanding prior to the Effective Time. If, at or after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided for, and in accordance with the procedures set forth, in this Article I.

                  (f) Any shares of Parent Common Stock and/or cash in the Exchange Fund that remain unclaimed by the holders of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares of Company Stock in accordance with this Section 1.03 prior to that time shall thereafter look only to Parent, as general creditors thereof, to exchange such shares or amounts to which they are entitled pursuant to Section 1.02. If outstanding Certificates are not surrendered prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which shares of Parent Common Stock issuable in respect of such Certificates or the dividends and other distributions, if any, described below would otherwise escheat to or become the property of any governmental unit or agency), the shares of Parent Common Stock issuable in respect of such Certificates, and the amount of dividends and other distributions, if any, which have become payable and which thereafter become payable on Parent Common Stock evidenced by such Certificates as provided herein shall, to the extent permitted by applicable law, become the property of the Surviving Corporation (and, to the extent not in its possession, shall be paid over to it by Parent), free and clear of all claims or interest of any Person previously entitled

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          thereto.  Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Stock for any amount paid, or any shares of Parent Common Stock, cash or dividends delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) No dividends or other distributions on shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until such Certificates are surrendered as provided in this Section 1.03. Following such surrender, there shall be paid, without interest, to the Person in whose name the certificates representing the shares of Parent Common Stock issued in exchange therefor are registered, (i) promptly all dividends and other distributions paid in respect of such Parent Common Stock with a record date on or after the Effective Time and theretofore paid, and (ii) at the appropriate date, all dividends or other distributions in respect of such Parent Common Stock with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender.

                  (h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and/or cash and unpaid dividends and other distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

                  SECTION 1.04.  Stock Options.

                  (a) At the Effective Time, (i) each outstanding option to purchase Company Common Stock, stock appreciation right or other similar right (each an "Option") granted under the Company's 1990 Stock Incentive Plan and the Company's Directors' Stock Option Plan (the "Company Option Plans"), whether or not exercisable, and whether or not vested, shall become fully exercisable and vested, (ii) each Option which is then outstanding shall be canceled and (iii) in consideration of such cancellation, Parent shall deliver to each Optionholder in respect of each Option held by such holder the number of shares of Parent Common Stock equal to the product of (x) the result of multiplying (A) the Conversion Number by (B) a fraction, the numerator of which is the excess, if any, of the Transaction Value (as defined below) over the exercise or strike price of such Option and the denominator of which is the Transaction Value and (y) the number of shares of Company Common Stock subject to such Option. "Transaction Value" means the product of the Conversion Number and the Parent Average Price.

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                  (b)  At the Effective Time, (i) each investment option to
          purchase PIP Convertible Debentures (as defined in Section 3.05) (the "PIP Options") granted pursuant to the Company's Performance Incentive Plan, whether or not exercisable, and whether or not vested, shall become fully exercisable and vested, (ii) each PIP Option which is then outstanding will be canceled and (iii) in consideration of such cancellation, Parent shall deliver to each PIP Optionholder the number of shares of Parent Common Stock having a value equal to the value which a PIP Optionholder would realize had he exercised an option immediately prior to the Effective Time, which is equal to the number of shares of Parent Common Stock equal to the product of (x) the result of multiplying (A) the Conversion Number by (B) a fraction, the numerator of which is the excess, if any, of the Transaction
          Value over $15.7105 and the denominator of which is the Transaction Value and (y) the number of shares of Company Common Stock subject to such PIP Option (upon conversion of the underlying PIP Convertible Debentures (as defined below) and Series B Preferred Stock).

                  (c) At the Effective Time, each restricted share representing a share of Company Common Stock granted under the Company Option Plans, whether or not vested, shall become fully vested and shall be entitled to receive the consideration in the Merger for shares of Company Common Stock specified in Section 1.02(b).

                  (d) Each performance share award under the Company Option Plans shall at the Effective Time vest and be converted into a performance share award with respect to the number of full shares of Parent Common Stock equal to the product of (i) .75 times the Conversion Number, multiplied by (ii) the number of shares of Company Common Stock subject to such award (which represents the fair value of such awards as of the Effective
          Time).

                  (e) Notwithstanding the foregoing, payments to award and Optionholders contemplated by this Section 1.04 may be withheld in respect of any award or Option until any necessary consent or release is obtained or any necessary amendment to any Option Plan has been made. Parent shall take all necessary action in order to effect the provisions of this Section 1.04 as of the Effective Time, including, if necessary, obtaining stockholder approval by the stockholders of Parent and amending existing stock option plans of Parent.

                  (f) Any action taken by the Company to effect this Secton 1.04 shall provide that such action shall be ineffective to the extent it would interfere with accounting for the Merger or the acquisition of Nationwide Care, Inc. and related entities as a "pooling of interests". The parties shall cooperate to restructure any of the actions taken pursuant to this
          Section 1.04 if the effect of such actions would prevent the Merger from qualifying as a "pooling of interests" for financial

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          reporting purposes, provided that the parties will endeavor to ensure that such restructuring shall have substantially the same economic effect to the former Optionholders or holders of restricted or performance shares.

                  SECTION 1.05. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Parent Common Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Conversion Number shall be appropriately adjusted.

                  SECTION 1.06. Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger and fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent. All fractional shares of Parent Common Stock that a holder of Company Common Stock or a holder of Options or PIP Options would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the Parent Average Price by the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled.

                                      ARTICLE II

                     THE SURVIVING CORPORATION; PARENT DIRECTORS

                  SECTION 2.01. Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 2.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 2.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law,
          (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                  SECTION 2.04. Parent Directors. Parent shall take such action as shall be necessary so that, at the Effective Time, the number of directors comprising the full Board of Directors of Parent shall be increased so that 3 persons shall be selected prior to the Effective Time by the Company's Board of Directors from among the present directors of the Company two of whom are

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          neither officers of the Company nor designees of any affiliate of the Company and the third of whom shall be Bruce L. Busby (the "Designated Directors") to be appointed to the Board of Directors of Parent to fill the vacancies created by such newly created directorships to have terms expiring at the Company's annual meeting of stockholders to be held in 1996. Parent hereby agrees to cause the Designated Directors to be nominated for election to the Board of Directors of Parent at the 1996 annual meeting.

                                     ARTICLE III

                           REPRESENTATIONS AND WARRANTIES
                                    OF THE COMPANY

                  The Company represents and warrants to Parent that:

                  SECTION 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries (as defined in Section 3.06(a) hereof) taken as a whole (a "Company Material Adverse Effect"). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the transactions contemplated hereby by the Company, but excluding any amendments to any existing agreements with directors, officers and other employees of the Company required by this Agreement which require the consent of such persons, by the Company are within the Company's corporate power and authority and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Subsidiary, constitutes a legal, valid and binding agreement of the Company.

                  SECTION 3.03.  Governmental Authorization.  The
          execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the transactions contemplated hereby by the Company do not require any consent, approval, authorization or permit of or other action by, or

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          filing with, any governmental body, agency, official or authority other than (i) as set forth on Schedule 3.03, (ii) the filing of appropriate merger documents in accordance with Delaware Law and Nevada Law and (iii) compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the
          "HSR Act"), the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), and any applicable state securities or "blue sky" laws, except where the failure of any such action to be taken or filing to be made would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay consummation of the Merger.

                  SECTION 3.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the transactions contemplated hereby by the Company do not and will not (i) contravene or conflict with the Articles of Incorporation or By-Laws of the Company, (ii) assuming compliance with the matters referred to in
          Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any material agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries, except as set forth in
          Schedule 3.04 and except for any occurrences or results referred to in clauses (ii), (iii), and (iv) which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay consummation of the Merger. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance or right of another to or adverse claim of any kind in respect of such asset. Notwithstanding the foregoing, no representation is made with respect to any agreement or instrument individually relating to $5,000,000 or less in indebtedness or value ("Third Party Agreement") or assets individually having a value of $5,000,000 or less.

                  SECTION 3.05. Capitalization. (a) The authorized capital stock of the Company consists of (i) 60,000,000 shares of Company Common Stock, of which, as of February 28, 1995:
          (A) 32,848,463 were issued and outstanding (of which up to 4,200,000 were held by the grantor trust established by the Company on January 16, 1995), (B) 472,356 were reserved for future issuance pursuant to outstanding Options granted pursuant

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          to the Company Option Plans, (C) 1,067,325 shares were reserved for future issuance pursuant to performance shares awarded pursuant to the 1990 Stock Incentive Plan, (D) 3,500,750 shares were reserved for issuance upon conversion of the Company's Series B Preferred Stock pursuant to the terms of the Company's Performance Investment Plan, (E) 4,450,730 shares were reserved for issuance upon conversion of the Company's 7-3/4% Convertible Subordinated Debentures due 2002 (the "7-3/4% Convertible Debentures"), (F) 5,500,000 shares were reserved for issuance in connection with the proposed merger with Nationwide Care, Inc. and (G) except for 500,000 shares of Company Common Stock held in the COLI Trust none was issued and held in treasury, and
          (ii) 25,000,000 shares of preferred stock, par value $.15 per share, of which, as of February 28, 1995, the following series had been designated: (A) 3,000,000 shares of Series A Junior Participating Preferred Stock, of which no shares are issued and outstanding; (B) 950 shares of Series B Preferred Stock, of which no shares are issued or outstanding and of which 618 shares have been designated as Subseries 1 and are reserved for issuance upon the conversion of the Company's Convertible Debentures due
          May 29, 1999 (the "PIP Convertible Debentures") pursuant to the terms of the Company's Performance Investment Plan; (C) 35,000 shares of Series C Preferred Stock, all of which are issued and outstanding; and (D) 300,000 shares of Series D Preferred Stock, of which 61,467 are issued and outstanding. Except as described in this Section 3.05 or in Schedule 3.05, as of the date of this Agreement, no shares of capital stock of the Company are reserved for issuance for any other purpose. Since February 28, 1995, no shares of capital stock have been issued by the Company except pursuant to agreements for which shares are adequately reserved under subclause (B), (C), (D) or (E) of clause (i) of this paragraph (a). Since February 28, 1995 the Company has not granted any options for, or other rights to purchase, any shares of capital stock of the Company except for the award of options to purchase 12,000 shares of Company Common Stock and awards of 24,000 restricted shares pursuant to the 1990 Stock Incentive Plan and the Directors' Option Plan. Each of the issued shares of capital stock of the Company is duly authorized, validly issued and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock subject to) any preemptive or similar rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or is bound.
          The Company has no outstanding bonds, notes or other obligations the holders of which have the right to vote with the stockholders of the Company on any matter.

                  (b) Except (i) as set forth in paragraph (a) above or as set forth on Schedule 3.05, (ii) and the Company's obligations under a Purchase and Sale Agreements relating to Windsor Estates L.P. and Westfield Partnership L.P. or (iii) pursuant to the terms of that certain Rights Agreement dated as of January 31, 1990 by and between the Company and Manufacturers Hanover Trust Company of California (the "Company Rights Agreement"), there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character

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          to which the Company is a party relating to the issued or
          unissued capital stock of the Company or obligating the Company to grant, issue or sell any shares of the capital stock of the Company. Except in accordance with the terms of the Series C and Series D Preferred Stock and as set forth in Schedule 3.05, there are no obligations, contingent or otherwise, of the Company to
          (i) repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company, or the capital stock or other equity interests of any Subsidiary of the Company; or (ii) (other than advances to Subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of the Company or any other Person.

                  (c) The Company has delivered to Parent complete and correct copies of (i) the form of PIP Options to purchase PIP Convertible Debentures and (ii) the Company Option Plans and all forms of Options issued pursuant to the Company Option Plans, including all amendments thereto. The Company has previously delivered to Parent a complete and correct list setting forth as of the date set forth on such list, (i) the number of Options outstanding, and (ii) the exercise price of each outstanding Option.

                  SECTION 3.06.  Subsidiaries.

                  (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or is a partnership duly constituted under its governing law, has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted and is duly qualified to do business as a foreign corporation or partnership and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person, and (ii) any partnership of which such Person is a general partner.

                  (b) Except for certain partnerships of which the Company is the general partner disclosed in the Company SEC Reports and except as set forth on Schedule 3.06, each Subsidiary of the Company is wholly-owned by the Company, directly or indirectly, free and clear of any Lien and free and clear of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in the Company SEC

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          Reports or on Schedule 3.06, there are no outstanding
          (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any such Subsidiary of the Company, or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any such Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of such Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

                  SECTION 3.07. Reports. Since May 31, 1992, the Company and its Subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission (the "SEC"), including without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "Company SEC Reports"), and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not be reasonably likely to have a Company Material Adverse Effect (all such forms, reports, statements and other documents in clauses
          (i) and (ii) of this Section 3.07 being referred to herein, collectively, as the "Company Reports"). The Company Reports (i) were prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the Company SEC Reports, the Securities Act or the Exchange Act, as the case may be) and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 3.08. Financial Statements; No Undisclosed Liabilities. The audited consolidated financial statements and unaudited consolidated interim financial statements (including the related notes and schedules) of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Reports, including reports on Forms 10-K and 10-Q, (the "Company Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect). Neither the Company nor its Subsidiaries has any liabilities, whether or not accrued, contingent or otherwise, that individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect other than liabilities disclosed in the Schedules hereto or in the Company SEC Reports, or for which the Company has made adequate reserves as reflected in the Company Financial Statements.

                  SECTION 3.09. Joint Proxy Statement/Prospectus; Registration Statement. None of the information to be supplied by the Company for inclusion in (a) the joint proxy statement relating to the meetings of the Company's and Parent's stockholders to be held in connection with the Merger (also constituting the prospectus in respect of Parent Common Stock to be exchanged for shares of Company Common Stock in the Merger) (the "Joint Proxy Statement/Prospectus"), to be filed by the Company and Parent with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Parent with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on approval and adoption of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 3.10. Absence of Certain Changes. Except as contemplated hereby or as described in any Company SEC Report filed prior to the date hereof or as disclosed in Schedule 3.10 or any other Schedule to this Agreement, since May 31, 1994
          (a) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices (other than in connection with the proposal of Horizon Healthcare Corp. to acquire the Company, litigation relating thereto, and the Company's process of exploring strategic alternatives), (b) there has not been any change or development, or combination of changes or developments which, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than any dividends on the Series C or Series D Preferred Stock in accordance with the terms thereof), or any repurchase, redemption or other acquisition by the Company or any

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



          of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of the Company or any of its Subsidiaries, (e) there has not been any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (f) there has not been any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices (including the sale, pledging or assignment of receivables); (g) there has not been any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of the Company; and (h) except for contractual obligations disclosed in any Company SEC Report filed prior to the date hereof or in any Schedule to this Agreement there has not been any (i) grant of any severance or termination pay to any director, executive officer or key employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, executive officer or key employee of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice and except for commitments to make loans to assist such persons in making tax payments in connection with stock-based compensation, which loans shall be on terms consistent with similar loans made in the past; provided that the maturity of any such loan shall be six months after the date on which Parent publishes financial results covering at least 30 days of combined operations of Parent and the Company,
          (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, executive officer or key employee of the Company or any of its Subsidiaries or (iv) increase in compensation, bonus or other benefits payable to directors, executive, officers or key employees of the Company or any of its Subsidiaries.

                  SECTION 3.11.  Litigation.  Except as disclosed in
          Schedule 3.11, there are no actions, suits, investigations or proceedings pending against the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

                  SECTION 3.12. Articles of Incorporation and Bylaws. The Company has heretofore furnished to Parent complete and correct copies of the Articles of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated, of the Company and each of its Subsidiaries.

                  SECTION 3.13.  ERISA.

                  (a) "Employee Plans" shall mean each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof and the most recent Forms 5500 required to be filed with respect thereto will be promptly furnished to Parent after the date of this Agreement. For purposes of this Section and Section 4.13, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the United States Internal Revenue Code of 1986, as amended (the "Code"). Except for the Supplemental Executive Retirement Plan, no Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

                  (b) No Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, and no Employee Plan is maintained in connection with any trust described in
          Section 501(c)(9) of the Code except for The Hillhaven Corporation Voluntary Participation Benefit Trust. Except as set forth on Schedule 3.13, or in respect of no more than 5 individuals, no Employee Plan provides retiree medical or life insurance benefits. No Employee Plan is subject to Title IV of ERISA. Neither the Company nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, individually or in the aggregate, a Company Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, individually or in the aggregate, a Company Material Adverse Effect.

                  (c) Except to the extent it would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Employee Plan which is intended to be qualified under
          Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
          Section 501 (a) of the Code, and (ii) each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

                  (d) "Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates, and (iii) covers any employee or former employee or director or former director of the Company or any of its affiliates. Schedule 3.13 lists each Benefit Arrangement currently in effect (other than any immaterial arrangement available to employees or groups of employees generally or as disclosed in any Company SEC Report filed prior to the date hereof) provided to any director or executive officer of the Company or any former director or executive officer of the Company and sets forth each Benefit Arrangement with respect to which benefits will be accelerated or paid as a result of the transactions contemplated by this Agreement. Copies of all such Benefit Arrangements and all amendments thereto will be promptly furnished to Parent after the date of this Agreement. Except to the extent that it would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

                  SECTION 3.14. Taxes. Except for such matters that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have timely filed all returns and reports required to be filed by them with any taxing authority with respect to taxes for all periods heretofore ended, taking into account any extension of time to file granted to or obtained on behalf of the Company and its Subsidiaries, (b) all taxes required to be paid with respect to the periods covered by such returns or reports that are due prior to the Effective Time have been paid or will be paid by the Effective Time, (c) as of the date hereof, no deficiency for any amount of tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries, except for amounts for which the Company has made an adequate reserve as reflected in the Company Financial Statements, (d) all liability for taxes of the Company or any of its Subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 3.08 have been paid or adequately reserved for on such financial statements to the extent required by generally accepted accounting principles, and (e) the Company and its Subsidiaries are not liable for any taxes arising out of membership or participation in any consolidated, affiliated, combined or unitary group in which it or any of its Subsidiaries was at any time a member, other than such group the parent of which is the Company or for which the Company and its Subsidiaries have a right of indemnification pursuant to a Tax Sharing Agreement with National Medical Enterprises, Inc. entered into in 1990.

                  SECTION 3.15. Tax Matters; Pooling. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent (a) the Merger from constituting a reorganization qualifying under the provisions of Section 368 of the Code or (b) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principals and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

                  SECTION 3.16. Finders and Investment Bankers. Except for Merrill Lynch & Co. ("Merrill Lynch"), whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  SECTION 3.17. Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch to the effect that, as of the date of such opinion, the consideration to be received in the Merger by the holders of Company Common Stock is fair to such stockholders from a financial point of view.

                  SECTION 3.18. Vote Required. The only votes of the holders of any class or series of Company capital stock necessary to approve the Merger are the affirmative votes on a class-by-class basis of the holders of a majority of the outstanding shares of the Company Common Stock and of 66 2/3% of the outstanding shares of each of the Series C Preferred Stock and the Series D Preferred Stock.

                  SECTION 3.19. Acquiring Person. Neither Parent nor Merger Sub is an "Acquiring Person" (as defined in the Company Rights Plan) or will become an "Acquiring Person" as a result of any of the transactions contemplated by this Agreement. The Company has taken all necessary actions to ensure that, for the purposes of the Company Rights Plan, the execution of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in the grant of any rights to any person under the Company Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered, and that the Rights (as defined in the Company Rights Plan) will expire without any further force or effect as of the Effective Time.

                  SECTION 3.20. Medicare and Medicaid. The Company and its Subsidiaries have complied with all Medicare and Medicaid laws, rules and regulations and have filed all returns, cost reports and other filings in any manner prescribed, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All returns, cost reports and other filings made by the Company and its Subsidiaries to Medicare, Medicaid or any other governmental health or welfare related entity or third party payor are true and complete except where the failure to be so true and complete would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. No deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or to the best of the Company's knowledge, after reasonable investigation, threatened by any Federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or third party payor claims, except as disclosed on Schedule 3.20, and to the best of the Company's knowledge, after reasonable investigation, there is no basis for any successful claims or requests for reimbursement from any such agency, instrumentality, entity or third party payor except for any deficiencies which would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed on Schedule 3.20, neither the Company nor any of its Subsidiaries has been subject to any audit relating to fraudulent Medicare or Medicaid procedure or practices and except audits which would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.21. Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company (including, without limitation, the Nevada Control Share Acquisition Act) is applicable to the Merger or the other transactions contemplated hereby. The Board of Directors of the Company has taken all appropriate action to exempt the transactions contemplated in this Agreement, from the Nevada Combination Moratorium Statute and Articles Twelfth and Fifteenth of the Company's Certificate of Incorporation.

                                      ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES
                                      OF PARENT

                  Parent represents and warrants to the Company that:

                  SECTION 4.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Parent and its Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Subsidiary has not engaged and will not engage in any activities other than in connection with or as contemplated by this Agreement and the transactions contemplated hereby.

                  SECTION 4.02. Corporate Authorization. The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary and the transactions contemplated hereby are within the corporate powers and authority of each of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Subsidiary, except for any required approval by Parent's stockholders of the issuance of Parent Common Stock in connection with the Merger. Parent, as sole stockholder of Merger Subsidiary has approved the Merger and no further corporate or stockholder action is required on the part of Merger Subsidiary in connection with the consummation of the Merger other than the filing of a certificate of merger as contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Subsidiary.

                  SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary and the transactions contemplated hereby do not require any consent, approval, authorization or permit of or other action by or filing with, any governmental body, agency, official or authority other than (i) as set forth on Schedule 4.03, (ii) the filing of appropriate merger documents in accordance with Delaware Law and Nevada Law and (iii) compliance with any applicable requirements of the HSR Act, the Exchange Act, the Securities Act, any applicable state securities or "blue sky" laws, except where the failure of any such action to be taken or filing to be made would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or delay consummation of the Merger.

                  SECTION 4.04. Non-Contravention. The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary and the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of each of Parent or Merger Subsidiary,
          (ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is

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



          entitled under any provision of any material agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of Parent or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and (iv) which would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or delay consummation of the Merger.

                  SECTION 4.05. Capitalization. (a) The authorized capital stock of Parent consists of (i) 60,000,000 shares of Parent Common Stock, of which, as of March 31, 1995, (A) 27,869,980 shares were issued and outstanding and (B) 2,137,352 shares were issued and held in treasury and, as of April 21, 1995, (C) 2,228,884 shares were reserved for future issuance pursuant to Parent's Non-Qualified Incentive Compensation Plan and ISO Incentive Compensation Plan and (D) 139,921 shares were reserved for future issuance pursuant to Parent's Non-Employee Directors Plan and (E) 1,500 shares were reserved for issuance pursuant to options outside the plans and (ii) 1,000,000 shares of Preferred Stock, of which, as of March 31, 1995, (A) no shares were issued and outstanding and (B) 300,000 shares had been designated as Series A Participation Preferred Stock with respect to the Parent Rights Agreement (as defined below). Except as described in this Section 4.05 or in Schedule 4.05, as of the date of this Agreement, no shares of capital stock of Parent are reserved for issuance for any other purpose. Since March 31, 1995, no shares of capital stock have been issued by Parent except shares that are adequately reserved as described under subclauses (C), (D) and (E) of clause (i) of this paragraph (a). Since March 31, 1995, Parent has not granted any options for, or other rights to purchase, any shares of capital stock of Parent. Each of the issued shares of capital stock of Parent is duly authorized, validly issued and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws of Parent, or any agreement to which Parent is a party or is bound. Parent has no outstanding bonds, notes or other obligations the holders of which have the right to vote with the stockholders of the Parent on any matter.

                  (b) Except (i) as set forth in paragraph (a) above, (ii) as set forth in Schedule 4.05 or (iii) pursuant to the terms of that certain Rights Agreement dated as of July 20, 1993 by and between Parent and National City Bank, as Rights Agent (the "Parent Rights Agreement"), there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Parent is a party relating to the issued or unissued capital stock of Parent or obligating Parent to grant, issue or sell any shares of its capital stock. Except as set forth in Schedule 4.05, there are no obligations, contingent or otherwise, of Parent to (i) repurchase, redeem or otherwise acquire any shares of Parent

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



          Common Stock or other capital stock of Parent, or the capital stock or other equity interests of any Subsidiary of Parent; or
          (ii) (other than advances to Subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of Parent or any other Person.

                  (c) Parent will deliver to the Company complete and correct copies of Parent's stock option plans and all forms of options issued pursuant thereto, including all amendments thereto. Parent has previously delivered to the Company a complete and correct list setting forth as of April 21, 1995, (i) the number of options outstanding, (ii) the exercise price of each outstanding option, and (iii) the number of options exercisable.

                  (d) The shares of Parent Common Stock to be exchanged for shares of Company Common Stock in the Merger have been duly authorized, except for any required approval by Parent's stockholders of the increase in the authorized Parent Common Stock and the issuance of Parent Common Stock in connection with the Merger, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

                  SECTION 4.06. Subsidiaries. (a) Each Subsidiary of Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or is a partnership duly constituted under its governing law, has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted and is duly qualified to do business as a foreign corporation or partnership and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.06, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of Parent is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in any Parent SEC Report or on Schedule 4.06, there are no outstanding
          (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Parent, or
          (ii) options or other rights to acquire from Parent or any of its Subsidiaries, and no other obligation of Parent or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into

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



          or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of Parent (the items in clauses (i) and (ii) being referred to collectively as the "Parent Subsidiary Securities"). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Parent Subsidiary Securities.

                  SECTION 4.07. Reports. Since December 31, 1992, Parent and its Subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "Parent SEC Reports"), and (B) any other applicable state securities authorities and
          (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not be reasonably likely to have a Parent Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 4.07 being referred to herein, collectively, as the "Parent Reports"). The Parent Reports (i) were prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the Parent SEC Reports, the Securities Act or the Exchange Act, as the case may be) and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 4.08. Financial Statements; No Undisclosed Liabilities. The audited consolidated financial statements and unaudited consolidated interim financial statements (including the related notes and schedules) of Parent and its consolidated Subsidiaries included or incorporated by reference in the Parent SEC Reports, including reports on Forms 10-K and 10-Q (the "Parent Financial Statements"), were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which would individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect). Except as disclosed in the Schedules hereto or in the Parent SEC Reports neither Parent nor its Subsidiaries has any

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



          liabilities, whether or not accrued, contingent or otherwise, that individually or in the aggregate are reasonably likely to have a Parent Material Adverse Effect.

                  SECTION 4.09. Joint Proxy Statement/Prospectus; Registration Statement. None of the information to be supplied by Parent for inclusion in (a) the Joint Proxy Statement/Prospectus to be filed by the Company and Parent with the SEC and any amendments or supplements thereto, or (b) the Registration Statement to be filed by Parent with the SEC and any amendments or supplements thereto, will, at the respective times when such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of Parent, at the time such stockholders vote on approval and adoption of the proposals contained in the Joint Proxy Statement/Prospectus and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 4.10. Absence of Certain Changes. Except as contemplated hereby or as described in any Parent SEC Report filed prior to the date hereof or as disclosed in Schedule 4.10 or any other Schedule to this Agreement, since December 31, 1994,
          (a) Parent and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments which, individually or in the aggregate, are reasonably likely to have a Parent Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Parent or any of its Subsidiaries, (e) there has not been any incurrence, assumption or guarantee by Parent or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (f) there has not been any creation or assumption by Parent or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices (including the sale, pledging or assignment of receivables); and (g) there has not been any change in any method of accounting or accounting practice by Parent or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of Parent.

                  SECTION 4.11.  Litigation.  Except as described in
          Schedule 4.11, there are no actions, suits, investigations or proceedings pending against Parent or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate are reasonably likely to have a Parent Material Adverse Effect.

                  SECTION 4.12. Articles of Incorporation and Bylaws. Parent has heretofore furnished to the Company complete and correct copies of the Articles of Incorporation and the Bylaws of Parent and each of its Subsidiaries.

                  SECTION 4.13. ERISA. (a) "Parent Employee Plans" shall mean each "employee benefit plan," as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by Parent or any affiliate (as defined in Section 3.13) and covers any employee or former employee of Parent or any affiliate or under which Parent or any affiliate has any liability. No Parent Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

                  (b) No Parent Employee Plan constitutes a multiemployer plan.

                  (c) Except to the extent it would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Employee Plan which is intended to be qualified under
          Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
          Section 501(a) of the Code, and (ii) each Parent Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Parent Employee Plan.

                  SECTION 4.14. Taxes. Except for such matters that would not have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and its Subsidiaries have timely filed all returns and reports required to be filed by them with any taxing authority with respect to taxes for all periods heretofore ended, taking into account any extension of time to file granted to or obtained on behalf of Parent and it Subsidiaries, (b) all taxes required to be paid with respect to the periods covered by such returns or reports that are due prior to the Effective Time have been paid or will be paid by the Effective Date, (c) as of the date hereof, no deficiency for any amount of tax has been asserted or assessed by a taxing authority against Parent or any of its Subsidiaries except for amounts for which the Parent has made an adequate reserve as reflected in the Parent Financial Statements, (d) all liability for taxes of Parent or any of its Subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in
          Section 4.08 of this Agreement have been paid or adequately

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



          reserved for on such financial statements to the extent required by generally accepted accounting principals, and (e) Parent and its Subsidiaries are not liable for any taxes arising out of membership or participation in any consolidated, affiliated, combined or unitary group in which it or any of its Subsidiary was at any time a member, other than such group the parent of which is Parent.

                  SECTION 4.15. Tax Matters; Pooling. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent (a) the Merger from constituting a reorganization qualifying under the provisions of
          Section 368 of the Code or (b) the Merger from being treated for financial accounting purposes as a Pooling Transaction.

                  SECTION 4.16. Finders and Investment Bankers. Except for CS First Boston Corporation ("First Boston") whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  SECTION 4.17. Opinion of Financial Advisor. Parent has received the opinion of First Boston to the effect that, as of the date of such opinion, the consideration to be paid by Parent in the Merger is fair to Parent from a financial point of view.

                  SECTION 4.18. Vote Required. The increase in the authorized Parent Common Stock requires the affirmative vote of the holders of a majority of the shares of Parent Common Stock entitled to vote at a meeting of stockholders and the affirmative vote of a majority of the shares of Parent Common Stock voted at a meeting of stockholders is necessary pursuant to applicable rules of the NYSE to approve the issuance of Parent Common Stock pursuant to the Agreement and the increase in the number of shares authorized for issuance under, and any necessary amendment to the Parent's stock option plans to effect the transactions contemplated by this Agreement (the "Option Plan Amendment").

                  SECTION 4.19. No Change of Control. Except as set forth on Schedule 4.19, the consummation of the Merger and the transactions contemplated by this Agreement will not constitute a change of control under any severance, employment or similar agreements of Parent or any of its Subsidiaries which will result in the acceleration of or payment of any benefits to participants under such agreements.

                  SECTION 4.20. Medicare and Medicaid. Parent and its Subsidiaries have complied with all Medicare and Medicaid laws, rules and regulations and have filed all returns, cost reports and other filings in any manner prescribed, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All returns, cost reports and other filings made by Parent and its Subsidiaries to Medicare, Medicaid or any other governmental health or welfare related entity or third party payor are true and complete except where the failure to be so true and complete would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or to the best of Parent's knowledge, after reasonable investigation, threatened by any Federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or third party payor claims, and to the best of Parent's knowledge, after reasonable investigation, there is no basis for any successful claims or requests for reimbursement from any such agency, instrumentality, entity or third party payor except for any deficiencies which would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 4.21. Acquiring Person. Neither the Company nor any stockholder of the Company is an "Acquiring Person" (as defined in the Parent Rights Plan) or will become an "Acquiring Person" as a result of any of the transactions contemplated by this Agreement. Parent has taken all necessary actions to ensure that, for the purposes of the Parent Rights Plan, the execution of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in the grant of any rights to any person under the Parent Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered.

                                      ARTICLE V

                               COVENANTS OF THE COMPANY

                  The Company agrees that:

                  SECTION 5.01. Conduct of the Company. Except as expressly contemplated by this Agreement or, as disclosed on
          Schedule 5.01 hereto or on the other Schedules hereto, from the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees. Except as otherwise approved in writing by Parent or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

                  (a) the Company will not adopt or propose any change or amendment in its Articles of Incorporation or Bylaws or the Company Rights Agreement;

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



                  (b) the Company will not, and will not permit any of its Subsidiaries to, merge, consolidate or enter into a share exchange with any other Person or acquire any stock or any material amount of assets of any other Person or sell, lease, license, mortgage, pledge or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) transfers between the Company and/or its wholly-owned Subsidiaries;

                  (c) the Company will not declare, set aside, or pay any dividends or make any distributions on Company Common Stock or pay any dividends on Series C Preferred Stock or Series D Preferred Stock except in accordance with the terms thereof and in a form of consideration consistent with past practice;

                  (d) the Company will not, and will not permit any of its Subsidiaries to, (i) issue, deliver, sell, encumber or authorize or propose the issuance, delivery, sale or encumbrance of, any capital stock or other securities of the Company or any Company Subsidiary Securities, other than the issuance of shares of Company Common Stock either upon the exercise of Options or to fulfill existing obligations to issue such shares in each case as described in Section 3.05 or in respect of performance share awards scheduled to vest prior to the Effective Time, (ii) split, combine or reclassify any Company Stock or Company Subsidiary Securities or (iii) except as required or permitted by this Agreement or as disclosed in Section 3.05, repurchase, redeem or otherwise acquire any Company Stock or any Company Subsidiary Securities;

                  (e) except as otherwise expressly permitted hereby, the Company will not make any commitment or enter into any contract or agreement material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice and shall consult with Parent before making or committing to make any capital expenditure of $500,000 or more;

                  (f) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing;

                  (g) the Company will not, and will not permit any of its Subsidiaries to, take or agree to commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or which is reasonably likely to result in a delay in consummation of the Merger, including delaying the effectiveness of the Joint Proxy Statement/Prospectus and the mailing thereof;

                  (h) except to the extent required by law, the Company will not increase in any manner the compensation or fringe benefits of any of its directors, officers and other key employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit or any employee, other than general increases in the compensation of key employees (excluding any officers of the Company) in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any compensation or benefit or take any action with respect to any Employee Plan or Benefit Arrangement which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction; provided, however, that (i) the Company bonus payments typically paid as of May 31 may be paid consistent with past practice and (ii) the Company can increase the compensation of the one individual previously identified to Parent; or

                  (i) the Company will not amend or waive any provision of the agreement relating to the acquisition of Nationwide Care, Inc., and related entities.

                  SECTION 5.02. Access to Information. From the date hereof until the Effective Time, the Company will, upon reasonable notice, give Parent, its counsel, financial advisors, auditors and other authorized representatives access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Parent hereunder. All nonpublic information provided to, or obtained by, Parent in connection with the transactions contemplated hereby shall be "Information" for purposes of the Confidentiality Agreement dated March 23, 1995 between Parent and the Company. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company or any Subsidiary is required to keep confidential by reason of contract or, agreement with third parties.

                  SECTION 5.03. Other Offers. From the date hereof until the termination of this Agreement, the Company and its Subsidiaries will not, and will use their reasonable best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit or initiate any Company Acquisition Proposal (as defined below) or
          (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person, unless with respect to the actions referred to in this clause (ii) otherwise required in accordance with the fiduciary duties of the Board of Directors under applicable law as advised by independent legal counsel to

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



          the Company, in response to a Person that has made a Company Acquisition Proposal in writing. (Nothing herein shall prohibit the Company from amending or waiving the provisions of confidentiality agreements it has entered into with third persons in respect of the ability of such persons to submit a Company Acquisition Proposal to the Company or its stockholders and the Company has done so.) The Company will promptly as reasonably practicable notify Parent after receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal and identify the party with whom it has negotiated or to whom it has disclosed confidential information. For purposes of this Agreement, "Company Acquisition Proposal" means any good faith offer or proposal for a merger or other business combination involving the Company or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                  SECTION 5.04. Notices of Certain Events. The Company shall promptly as reasonably practicable notify Parent of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or which relate to the consummation of the transactions contemplated by this Agreement;

                  (iv) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its Subsidiaries subsequent to the date of this Agreement, under any material agreement; and

                  (v) any Company Material Adverse Effect or the occurrence of any event which is reasonably likely to result in a Company Material Adverse Effect.

                  SECTION 5.05. Tax Letters. If the parties hereto reasonably believe it appropriate, the Company will cooperate with Parent in requesting of its directors and officers and such other persons as Parent may reasonably request, at or before the Effective Time, a representation letter stating that such person has no present plan or intention to sell any of the shares of Parent Common Stock which such stockholder receives in the

          Merger. The refusal of any such person who is not a director or employee of the Company or one of its Subsidiaries to provide such a letter shall not be a breach by the Company of its obligations hereunder.

                  SECTION 5.06. Rights Agreement. The Company shall take all action (including, if necessary, amending or terminating the Company Rights Agreement) so that the execution of this Agreement and any agreements between the Company and Parent or Merger Subsidiary and the consummation of the Merger and the other transactions contemplated hereby and do not and will not result in the grant of any rights to any person under the Company Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered.

                  SECTION 5.07. Financial Statements. The Company agrees to prepare, and to cause KPMG Peat Marwick to take appropriate action with respect to such consolidated financial statements of the Company and its Subsidiaries as are required to be included in or necessary for the preparation of the Joint Proxy Statement/Prospectus.

                                      ARTICLE VI

                                 COVENANTS OF PARENT

                  Parent agrees that:

                  SECTION 6.01. Conduct of Parent. Except as expressly contemplated by this Agreement or as described on Schedule 6.01 hereto, from the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees. Except as otherwise approved in writing by the Company or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

                  (a) Parent and Merger Subsidiary will not adopt or propose any change in its certificate of incorporation or bylaws;

                  (b) Parent will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person (other than another Subsidiary) or, acquire a material amount of stock or assets of any other Person; provided that Parent and its Subsidiaries may merge or consolidate with, or acquire the stock or assets of a Person primarily engaged in a business in which Parent or any of its Subsidiaries is presently engaged, provided that such transaction may not be undertaken if it would require the preparation of pro forma financial statements in accordance with applicable rules and regulations of the SEC or might reasonably be expected to delay the transactions contemplated by this Agreement;

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




                  (c) Parent will not, and will not permit any of its Subsidiaries to sell, lease, license, mortgage, pledge or otherwise dispose of any material assets or property except
          (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) transfers between Parent and/or its wholly-owned Subsidiaries;

                  (d) Parent will not declare or pay any dividends or make any distributions on Parent Common Stock;

                  (e) Parent will not, and will not permit any of its Subsidiaries to (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any capital stock of Parent or Parent Subsidiary Securities, other than to increase the total number of authorized shares of Parent Common Stock up to 200,000,000 (the "Charter Amendment"), the Option Plan Amendment or the issuance of Parent Common Stock upon the exercise of employee stock options or convertible securities or to fulfill obligations to issue shares of Parent Common Stock in each case as described in Section 4.05, or to consummate a transaction permitted by Section 6.01(b) above or to the Vencor Foundation in accordance with past practice, (ii) split, combine or reclassify any capital stock of Parent or Parent Subsidiary Securities or (iii) repurchase, redeem or otherwise acquire any capital stock of Parent or Parent Subsidiary Securities;

                  (f) Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing;

                  (g) Parent will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or which is reasonably likely to result in a delay in consummation of the Merger, including delaying the effectiveness of the Joint Proxy Statement/Prospectus and the mailing thereof; or

                  (h) except to the extent required by law, Parent will not voluntarily accelerate the vesting of any compensation or benefit or take any action with respect to any Parent Employee Plan or Benefit Arrangement which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

                  SECTION 6.02. Access to Information. From the date hereof until the Effective Time, Parent will, upon reasonable notice, give the Company, its counsel, financial advisors, auditors and other authorized representatives access to the offices, properties, books and records of Parent and its Subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Parent's employees, counsel and financial advisors to cooperate with the

          Company in its investigation of the business of Parent and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Parent to the Company hereunder. All nonpublic information provided to, or obtained by, the Company in connection with the transactions contemplated hereby shall be "Information" for purposes of the Confidentiality Agreement dated March 23, 1995 between Parent and the Company. Notwithstanding the foregoing, Parent shall not be required to provide any information which it reasonably believes it may not provide to the Company by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which Parent or any Subsidiary is required to keep confidential by reason of contract or agreement with third parties.

                  SECTION 6.03. Merger Subsidiary. Parent will take all action necessary (a) to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) to ensure that, prior to the Effective Time, Merger Subsidiary shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimus amount of cash paid to Merger Subsidiary for the issuance of its stock to Parent).

                  SECTION 6.04. Director and Officer Liability. From and after the Effective Time, (a) Parent shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that the Company or such Subsidiary would have been permitted under applicable law and the certificate of incorporation and by-laws of the Company or such Subsidiary in effect on the date hereof to indemnify such person and (b) the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that the Company or such Subsidiary would have been permitted under applicable law and the certificate of incorporation and by-laws of the Company or such Subsidiary in effect on the date hereof to indemnify such person. Parent shall cause the Surviving Corporation (and its successors) to establish and maintain provisions in its Certificate of Incorporation and Bylaws concerning the indemnification and exoneration of the Company's former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of the Company's Articles of Incorporation and Bylaws in effect on the date hereof. For at least six years after the Effective Time, Parent will use its best efforts to, without any lapse in coverage, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, that in no event shall Parent be required to pay more than 200% of the premium paid by the Company in its most recently ended fiscal year. Parent shall cause the Surviving Corporation to reimburse all expenses including reasonable attorney's fees, incurred by any person to enforce successfully the obligations of Parent and Surviving Corporation under this Section 6.04.

                  SECTION 6.05. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

                  SECTION 6.06. Parent Acquisition Proposals. From the date hereof until the termination of this Agreement, Parent and its Subsidiaries will not, and will use their best efforts to cause their officers, directors, employees or the agents not to, directly or indirectly, (i) take any action to solicit or initiate any Parent Acquisition Proposal (as defined below) or
          (ii) engage in negotiations with, or disclose any nonpublic information relating to Parent or any of its Subsidiaries or afford access to the properties, books or records of Parent or any of its Subsidiaries to, any Person unless with respect to the actions referred to in this clause (ii) otherwise required in accordance with the fiduciary duties of the Board of Directors under applicable law as advised by independent legal counsel to Parent, in response to a Person that has made a Parent Acquisition Proposal in writing. Parent will promptly as reasonably practicable notify the Company after receipt of any Parent Acquisition Proposal and identify the party with whom it has negotiated and to whom it has disclosed confidential information. For purposes of this Agreement, "Parent Acquisition Proposal" means any good faith offer or proposal for a merger or proposal for, or combination involving Parent or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of Parent and its Subsidiaries taken as a whole, other than the transactions contemplated by this Agreement.


                  SECTION 6.07. Notice of Certain Events. Each of Parent and Merger Subsidiary shall promptly as reasonably practicable notify the Company of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement;

                  (iv) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Parent or any of its Subsidiaries subsequent to the date of this Agreement, under any material agreement; and

                  (v) any Parent Material Adverse Effect or the occurrence of any event which is reasonably likely to result in a Parent Material Adverse Effect.

                  SECTION 6.08. Employee Benefits. (a) It is the intention of Parent that, following the Effective Time through December 31, 1995, Parent will continue, to the extent practicable and appropriate, the existing level of employee benefits provided by the Company and its Subsidiaries (other than employee benefit plans based on Company capital stock) and thereafter to provide to officers and employees of the Company and its Subsidiaries benefits comparable to those provided to similarly situated employees of Parent and its Subsidiaries under the Parent's employee benefit plans; (b) Parent agrees to honor and perform, and to cause Merger Subsidiary to honor and perform, all severance, indemnification and similar agreements of the Company disclosed in Schedule 6.09 hereof (including the Directors' Retirement Plan with respect to the directors of the Company whether or not they continue as Designated Directors); provided that the Company shall use its best efforts to amend all severance agreements to eliminate, as a basis upon which severance benefits may be paid, all references to title; (c) For purposes of the Company's Supplemental Executive Retirement Plan, the Effective Time shall be deemed to be a change in control.

                                     ARTICLE VII

                                 COVENANTS OF PARENT
                                   AND THE COMPANY

                  The parties hereto agree that:

                  SECTION 7.01. Best Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its best reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                  SECTION 7.02. Certain Filings. The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Registration Statement and Joint Proxy Statement/Prospectus, (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and Joint Proxy Statement/Prospectus and seeking timely to obtain any such actions, consents, approvals or waivers. Parent and the Company shall each promptly file Notification and Report Forms under the HSR Act and each of Parent and the Company agrees to use its best reasonable efforts to respond as promptly as practicable to all inquiries received from the Antitrust Division of the United States Department of Justice or the Federal Trade Commission for additional information or documentation. Parent and the Company each shall consult with the other in connection with the foregoing and each shall use its best reasonable efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Merger, including negotiating a resolution of disputes with governmental or regulatory authorities and performing the resolution as negotiated.

                  SECTION 7.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the NYSE, will not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 7.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. None of Parent, Merger Subsidiary or the Company will knowingly take or agree to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                  SECTION 7.05. Stockholders Meetings. Each of Parent and the Company shall cause a meeting of its stockholders (each, a "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger, in the case of the Company, or the issuance of Parent Common Stock, the Charter Amendment and the Option Plan Amendment. The Directors of Parent and the Directors of the Company shall, unless otherwise required in accordance with their fiduciary duties as advised by outside counsel, recommend such approval and adoption or issuance. In connection with such meetings, each of Parent and the Company will, subject to the foregoing, use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the transactions contemplated hereby and such other matters as are contemplated by the terms of this Agreement or required by Delaware Law or Nevada Law, as the case may be, and will otherwise comply with all legal requirements applicable to such meetings.

                  SECTION 7.06. Preparation of the Joint Proxy Statement/Prospectus and Registration Statement. Parent and the Company shall promptly prepare and file with the SEC a preliminary version of the Joint Proxy Statement/Prospectus and will use their best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Joint Proxy Statement/Prospectus.
          After receiving comments from the SEC, Parent shall promptly file with the SEC the Registration Statement containing the Joint Proxy Statement/Prospectus. Each of Parent and the Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of shares of Company Stock as may be reasonably requested in connection with any such action. Promptly after the effectiveness of the Registration Statement, each party will cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders, and if necessary, after the definitive Joint Proxy Statement/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, resolicit proxies.

                  SECTION 7.07. State Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated by this Agreement, the Company, Parent and Acquisition and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby.

                  SECTION 7.08. Pooling. If it is determined at any time prior to the Effective Time that any action or inaction by any party hereto or one of its respective affiliates has had the effect of causing the condition set forth in Section 8.01(vii) to be unable to be satisfied, such party shall, consistent with the terms and conditions of this Agreement, use its best efforts to cause the condition set forth in Section 8.01(vii) to be satisfied.

                  SECTION 7.09. Consents. The Company and Parent shall use their best efforts to obtain any approval, consent or waiver with respect to any Third Party Agreements or to refinance such agreements in order to facilitate consummation of the Merger ("Third Party Consents") necessary to consummate the transactions contemplated by the Merger prior to the Effective Time.

                  SECTION 7.10. Affiliates. Prior to the Effective Time, the Company shall cause to be delivered to Parent a list identifying each person who might at the time of the meeting of the Company's stockholders be deemed to be an "affiliate" of the Company for purposes of (i) Rule 145 under the Securities Act or
          (ii) for purposes of the SEC's Accounting Series Releases concerning "pooling of interests" treatment for business combinations (each, a "Company Affiliate"). The Company shall use its best efforts to obtain from each person who is identified as a possible Company Affiliate prior to the Effective Time an agreement (a "Company Affiliate Agreement") in the form attached hereto as Exhibit A. Parent shall cause to be delivered to the Company a list identifying each person who might at the time of the meeting of the stockholders of the Parent be deemed an "affiliate" (each, a "Parent Affiliate"). Parent shall use its best efforts to obtain from each person who is identified as a possible Parent Affiliate from the Parent prior to the Effective Time an agreement (a "Parent Affiliate Agreement") in the form attached hereto as Exhibit B.

                  SECTION 7.11. Restructuring the Merger. If requested by Parent within 30 days of the date of this Agreement, the parties hereto shall amend this Agreement in form reasonably satisfactory to both to provide for a transaction resulting in a newly formed holding company owning each of the Company and Parent as wholly owned subsidiaries and qualifying under the provisions of Section 351 of the Code and treated as a pooling of interests for financial accounting purposes. In such transactions, each share of Parent Common Stock shall be converted into one share of common stock of the holding company and each share of Company Common Stock shall be converted into the product of the Conversion Number and one share of common stock of the holding company. Notwithstanding the foregoing, the Agreement shall not be amended as aforesaid if such amendment would have a Parent Material Adverse Effect or Company Material Adverse Effect.

                                     ARTICLE VIII

                               CONDITIONS TO THE MERGER

                  SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company in accordance with Nevada Law;

                  (ii) the waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                  (iii) no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction which has the effect of making the Merger illegal or shall otherwise restrain or prohibit the consummation of the Merger is in effect (each party agreeing to use its best reasonable efforts, including appeals to higher courts, to have any judgment, injunction, order or decree lifted);

                  (iv) there shall have been approved, by the requisite vote of Parent's stockholders, the issuance of Parent Common Stock in connection with the Merger in accordance with the rules of the NYSE and the Charter Amendment and the Option Plan Amendment;

                  (v) the Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by the SEC;

                  (vi) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

                  (vii) receipt by Parent and the Company of an opinion, in form and substance reasonably satisfactory to Parent and the Company, dated the effective date of the Merger, from KPMG Peat Marwick and Ernst & Young to the effect that the Merger will qualify as a "pooling of interests" transaction under the relevant Accounting Principles Board guidelines and the SEC shall not have objected to such accounting treatment; and

                  (viii) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for the filings in connection with the Merger contemplated by Section 1.01(b) and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not be reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, following the Effective Time or would render the Merger illegal or provide a reasonable basis to conclude that the parties hereto or their affiliates or any of their respective directors or officers will be subject to the risk of criminal liability.

                  (ix) all Third Party Consents shall have been obtained except where the failure of the Company to obtain any Third Party Consents, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 8.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the further conditions:

                  (i) that the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true as of such date, and Parent shall have received a certificate signed by an executive officer and by the chief financial officer of the Company to the foregoing effect;

                  (ii) Parent shall have received from the Company "cold comfort" letters of KPMG Peat Marwick of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement") dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Parent, in form and substance reasonably satisfactory to Parent, in connection with the procedures undertaken by them with respect to the financial statements of the Company and its Subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger; and

                  (iii) the Parent shall have received two opinions of Sullivan & Cromwell (or such other counsel selected by the Parent) in form and substance reasonably satisfactory to it, based, in each case, upon representation letters dated on or about the date of such opinions from persons reasonably requested to provide such letters, and such other assumptions and representations as counsel may reasonably deem relevant, to the effect that the Merger would qualify for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, the first of which shall be dated on or about the date that is two business days prior to the date of the Joint Proxy Statement/Prospectus and the second of which shall be dated as of the Effective Time.

                  SECTION 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (i) Parent and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time, and the Company shall have received a certificate signed by the chief financial officer of Parent to the foregoing effect;

                  (ii) the Company shall have received two opinions of Fried, Frank, Harris, Shriver & Jacobson (or such other counsel selected by the Company) in form and substance reasonably satisfactory to it, based, in each case, upon representation letters dated on or about the dates of such opinions from persons reasonably requested to provide such letters and such other facts and representations as counsel may reasonably deem relevant, to the effect that the Merger should be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code, the first of which shall be dated on or about the date that is two business days prior to the date of the Joint Proxy Statement/Prospectus and the second of which shall be dated as of the Effective Time;

                  (iii) the Designated Directors shall have been elected to the Board of Directors of Parent effective as of the Effective Time;

                  (iv) the Company shall have received from Parent "cold comfort" letters of Ernst & Young of the kind contemplated by the AICPA Statement dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Company, in form and substance reasonably satisfactory to the Company, in connection with the procedures undertaken by them with respect to the financial statements of Parent and the Parent Subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

                                      ARTICLE IX

                                     TERMINATION

                  SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or Parent):

                  (i) by mutual written consent of the Company and Parent, by action of their respective Boards of Directors;

                  (ii) by action of the Board of Directors of either the Company or Parent, if the Merger has not been consummated by December 31, 1995 (provided that the right to terminate this Agreement under this clause (ii) shall not be available to any party who at such time is in material breach of any of its obligations under this Agreement);

                  (iii) by action of the Board of Directors of either the Company or Parent, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

                  (iv) by action of the Board of Directors of either the Company or Parent, if any of the stockholder approvals referred to in Section 8.01(i) or (iv) shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

                  (v) by action of the Board of Directors of either the Company or Parent, if (x) there shall have been a material breach of any representation or warranty contained in this Agreement on the part of the other party which breach by its nature cannot be cured prior to the Effective Time and which breach is reasonably likely to have a Parent Material Adverse Effect or Company Material Adverse Effect, as the case may be, or (y) there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;

                  (vi) (A) by action of the Board of Directors of Parent, if the Board of Directors of the Company does not publicly recommend in the Joint Proxy Statement/Prospectus that the Company's stockholders approve and adopt this Agreement and the Merger, or if it shall have withdrawn, modified or changed such recommendation in any manner adverse to Parent, or (B) by action of the Board of Directors of the Company, if the Board of Directors of Parent does not publicly recommend in the Joint Proxy Statement/Prospectus that Parent's stockholders approve the issuance of Parent Common Stock in connection with the Merger;

                  (vii) by the Company, if the product of the Parent Average Price times the Conversion Number is less than $31.00 per share, provided, however, that the Company may not terminate this Agreement if it has been advised in writing by Parent that the Conversion Number shall be determined by dividing $31.00 by the Parent Average Price (without regard to any maximum imposed on the Conversion Number absent this clause by Section 1.02(b) hereof); or

                  (viii) by the Company, if the Company receives an unsolicited written proposal with respect to a Company Acquisition Proposal that the Board of Directors of the Company determines in good faith, after consultation with its legal and financial advisors is reasonably likely to lead to a merger, acquisition, consolidation or similar transaction that is more favorable to the stockholders of the Company than this Agreement and the Merger and that failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company and the Company accepts such Company Acquisition Proposal; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this
          Section 9.01(viii) unless it has provided Parent and Merger Subsidiary with five business days prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions of such Company Acquisition Proposal; provided, further, that Purchaser shall receive the fees set forth in Section 10.04 immediately prior to any termination pursuant to this Section 9.01(viii) by wire transfer in same day funds.

                  SECTION 9.02. Effect of Termination. If this Agreement is terminated and the Merger is abandoned pursuant to Section 9.01, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party hereto except (a) as provided in Section 10.04, (b) that the agreements contained in Section 10.04 in the last sentence of
          Section 5.02 and the last sentence of Section 6.02 shall survive the termination hereof and (c) that nothing herein will relieve any party from liability for any breaches hereof.

                                      ARTICLE X

                                    MISCELLANEOUS


                  SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be given, if to Parent or Merger Subsidiary, to:

                  Vencor, Inc.
                  3300 Providian Center
                  4000 West Market Street
                  Louisville, KY  40202
                  Telephone: (502) 569-7300
                  Telecopy: (502) 569-1104
                  Attention: Jill L. Force, General Counsel

                  with a copy to:

                  Joseph Frumkin, Esq.
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, NY  10004
                  Telephone:(212) 558-4101
                  Telecopy:(212) 558-3588

                  if to the Company, to:

                  1148 Broadway Plaza
                  Tacoma, WA  98402
                  Telephone: (206) 572-4901
                  Telecopy:  (206) 756-4845
                  Attention:  Richard P. Adcock, Senior Vice President
                   and General Counsel

                  with a copy to:

                  Peter Golden, Esq.
                  Fried, Frank, Harris, Shriver & Jacobson
                  1 New York Plaza
                  New York, NY  10004
                  Telephone:  (212) 859-8112
                  Telecopy:  (212) 859-4000


          or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section.

                  SECTION 10.02. Survival. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except Sections 6.04, 6.08, 6.09, 7.04 and
          Article I.

                  SECTION 10.03. Amendments; No Waivers. (a) Subject to the applicable provisions of Delaware Law and Nevada Law any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.04. Fees and Expenses. (a) Subject to paragraphs (b) and (c) of this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that Parent and the Company shall each pay one-half of all printing, filing and mailing costs for the Registration Statement and the Joint Proxy Statement/Prospectus and all SEC and other regulatory filing fees.

                  (b) If this Agreement is terminated (i) by the Company pursuant to Section 9.01(viii) or a Company Acquisition Proposal shall have been made and thereafter this Agreement is terminated pursuant to Section 9.01(ii) or 9.01(iv) because the stockholders of the Company shall have failed to approve this Agreement or a Company Acquisition Proposal shall have been made and thereafter this Agreement is terminated pursuant to Section 9.01(vi)(A) or
          (ii) a bona-fide Parent Acquisition Proposal shall have been made and thereafter this Agreement is terminated pursuant to
          Section 9.01(ii) or 9.01(iv) because the stockholders of Parent shall have failed to approve the issuance of Parent Common Stock pursuant to this Agreement or a Company Acquisition Proposal shall have been made and thereafter this Agreement is terminated pursuant to Section 9.01(vi)(B), then, in the case of clause (i) above, the Company shall pay Parent and, in the case of clause (ii) above, Parent shall pay the Company, a cash fee of $35,000,000; provided, that, if the proposed Company Acquisition Transaction or Parent Acquisition Transaction, respectively, is intended to be accounted for as a "pooling of interests" for accounting purposes, then the amount of the cash fee shall be reduced to $13,500,000.

                  The Company shall reimburse Parent for all of its out-of-pocket expenses and fees (subject to a maximum reimbursement obligation of $5,000,000) actually incurred by Parent or Merger Subsidiary in connection with the Transactions contemplated by this Agreement prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants to Parent and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the transactions contemplated by this Agreement, any agreements relating thereto and any filings to be made in connection therewith if this Agreement is terminated pursuant to Section 9.01(iv) because the stockholders of the Company shall have failed to approve this Agreement and no Business Combination Transaction Proposal involving the Company shall be outstanding at the time of such vote.

                  Parent shall reimburse the Company for all of its out-of-pocket expenses and fees (subject to a maximum reimbursement obligation of $5,000,000) actually incurred by the Company in connection with the Transactions contemplated by this Agreement prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants to the Company and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the transactions contemplated by this Agreement, any agreements relating thereto and any filings to be made in connection therewith if this Agreement is terminated pursuant to
          Section 9.01(iv) because the stockholders of Parent shall have failed to approve this Agreement and no Parent Acquisition Proposal shall be outstanding at the time of such vote.

                  SECTION 10.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

                  SECTION 10.06. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Nevada without regard to principles of conflict of laws.

                  SECTION 10.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  SECTION 10.08. Entire Agreement. This Agreement and the Confidentiality Agreement dated March 23, 1995 between Parent and the Company constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 6.04, which are intended for the benefit of the Company's former and present officers, directors, employees and agents and the provisions of
          Article I, which is intended for the benefit of the Company's stockholders, including holders of Company Options.

                  SECTION 10.09. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  SECTION 10.10. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  SECTION 10.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 THE HILLHAVEN CORPORATION

                                 By:       /s/ Bruce L. Busby
                                           Bruce L. Busby
                                 Title:    Chief Executive Officer


                                 VENCOR, INC.

                                 By:       /s/ W. Earl Reed, III
                                           W. Earl Reed, III
                                 Title:    Vice President - Finance and
                                           Development


                                 VERITAS HOLDINGS CORP.

                                 By:       /s/ W. Earl Reed, III
                                           W. Earl Reed, III
                                 Title:    Vice President - Finance and
                                           Development

                                  TABLE OF CONTENTS

                                                                     PAGE
          ARTICLE I   THE MERGER                                        1

               SECTION 1.01.       The Merger                           1
               SECTION 1.02.       Conversion of Shares.                2
               SECTION 1.03.       Surrender and Payment.               3
               SECTION 1.04.       Stock Options.                       5
               SECTION 1.05.       Adjustments.                         7
               SECTION 1.06.       Fractional Shares.                   7

          ARTICLE II   THE SURVIVING CORPORATION; PARENT DIRECTORS      7

               SECTION 2.01.     Certificate of Incorporation.          7
               SECTION 2.02.     Bylaws.                                7
               SECTION 2.03.     Directors and Officers.                7
               SECTION 2.04.     Parent Directors.                      8

          ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY    8

               SECTION 3.01.     Corporate Existence and Power.         8
               SECTION 3.02.     Corporate Authorization.               8
               SECTION 3.03.     Governmental Authorization.            9
               SECTION 3.04.     Non-Contravention.                     9
               SECTION 3.05.     Capitalization.                       10
               SECTION 3.06.     Subsidiaries.                         11
               SECTION 3.07.     Reports.                              12
               SECTION 3.08.     Financial Statements; No Undisclosed
                                 Liabilities.                          13
               SECTION 3.09.     Joint Proxy Statement/Prospectus;
                                 Registration Statement.               13
               SECTION 3.10.     Absence of Certain Changes.           13
               SECTION 3.11.     Litigation.                           14
               SECTION 3.12.     Articles of Incorporation and Bylaws. 15
               SECTION 3.13.     ERISA.                                15
               SECTION 3.14.     Taxes.                                16
               SECTION 3.15.     Tax Matters; Pooling.                 17
               SECTION 3.16.     Finders and Investment Bankers.       17
               SECTION 3.17.     Opinion of Financial Advisor.         17
               SECTION 3.18.     Vote Required.                        17
               SECTION 3.19.     Acquiring Person.                     17
               SECTION 3.20.     Medicare and Medicaid.                18
               SECTION 3.21.     Takeover Statutes.                    18

          ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT        19

               SECTION 401.      Corporate Existence and Power.        19
               SECTION 4.02.     Corporate Authorization.              19
               SECTION 4.03.     Governmental Authorization.           19
               SECTION 4.04.     Non-Contravention.                    20
               SECTION 4.05.     Capitalization.                       20
               SECTION 4.06.     Subsidiaries.                         21
               SECTION 4.07.     Reports.                              22

               SECTION 4.08.     Financial Statements; No
                                 Undisclosed Liabilities.              23
               SECTION 4.09.     Joint Proxy Statement/Prospectus;
                                 Registration Statement.               23
               SECTION 4.10.     Absence of Certain Changes.           23
               SECTION 4.11.     Litigation.                           24
               SECTION 4.12.     Articles of Incorporation and Bylaws. 24
               SECTION 4.13.     ERISA.                                24
               SECTION 4.14.     Taxes.                                25
               SECTION 4.15.     Tax Matters; Pooling.                 25
               SECTION 4.16.     Finders and Investment Bankers.       25
               SECTION 4.17.     Opinion of Financial Advisor.         25
               SECTION 4.18.     Vote Required.                        25
               SECTION 4.19.     No Change of Control.                 26
               SECTION 4.20.     Medicare and Medicaid.                26
               SECTION 4.21.     Acquiring Person.                     26

          ARTICLE V    COVENANTS OF THE COMPANY                        27

               SECTION 5.01.     Conduct of the Company.               27
               SECTION 5.02.     Access to Information.                29
               SECTION 5.03.     Other Offers.                         29
               SECTION 5.04.     Notices of Certain Events.            30
               SECTION 5.05.     Tax Letters.                          30
               SECTION 5.06.     Rights Agreement.                     30
               SECTION 5.07.     Financial Statements.                 31

          ARTICLE VI   COVENANTS OF PARENT                             31

               SECTION 6.01.     Conduct of Parent.                    31
               SECTION 6.02.     Access to Information.                32
               SECTION 6.03.     Merger Subsidiary.                    33
               SECTION 6.04.     Director and Officer Liability.       33
               SECTION 6.05.     Stock Exchange Listing.               34
               SECTION 6.06.     Parent Acquisition Proposals.         34
               SECTION 6.07.     Notice of Certain Events.             34
               SECTION 6.08.     Employee Benefits.                    35

          ARTICLE VII  COVENANTS OF PARENT AND THE COMPANY             36

               SECTION 7.01.     Best Reasonable Efforts.              36
               SECTION 7.02.     Certain Filings.                      36
               SECTION 7.03.     Public Announcements.                 36
               SECTION 7.04.     Further Assurances.                   36
               SECTION 7.05.     Stockholders Meetings.                37
               SECTION 7.06. Preparation of the Joint Proxy Statement/Prospectus and
                                 Registration Statement.               37
               SECTION 7.07.     State Takeover Laws.                  38
               SECTION 7.08.     Pooling.                              38
               SECTION 7.09.     Consents.                             38
               SECTION 7.10.     Affiliates.                           38
               SECTION 7.11.     Restructuring the Merger.             38

          ARTICLE VIII   CONDITIONS TO THE MERGER                      39

               SECTION 8.01.     Conditions to the Obligations of
                                 Each Party.                           39
               SECTION 8.02.     Conditions to the Obligations of
                                 Parent and Merger Subsidiary.         40
               SECTION 8.03.     Conditions to the Obligations of
                                 the Company.                          41

          ARTICLE IX   TERMINATION                                     42

               SECTION 9.01.     Termination.                          42
               SECTION 9.02.     Effect of Termination.                44

          ARTICLE X    MISCELLANEOUS                                   44

               SECTION 10.01.    Notices.                              44
               SECTION 10.02.    Survival.                             46
               SECTION 10.03.    Amendments; No Waivers.               46
               SECTION 10.04.    Fees and Expenses.                    46
               SECTION 10.05.    Successors and Assigns.               47
               SECTION 10.06.    Governing Law.                        47
               SECTION 10.07.    Counterparts; Effectiveness.          48
               SECTION 10.08.    Entire Agreement.                     48
               SECTION 10.09.    Headings.                             48
               SECTION 10.10.    Severability.                         48
               SECTION 10.11.    Specific Performance.                 49

                                       EXHIBITS


          Exhibit A Form of Company Affiliate Agreement
          Exhibit B Form of Parent Affiliate Agreement

                                      SCHEDULES



          Schedule 3.03     Company Governmental Authorization
          Schedule 3.04     Company Non-Contravention
          Schedule 3.05     Company Capitalization
          Schedule 3.06     Company Subsidiaries
          Schedule 3.10     Absence of Certain Changes to Company
          Schedule 3.11     Company Litigation
          Schedule 3.13     Company ERISA
          Schedule 3.20     Company Medicare and Medicaid
          Schedule 4.03     Parent Governmental Authorization
          Schedule 4.05     Parent Capitalization
          Schedule 4.06     Parent Subsidiaries
          Schedule 4.10     Absence of Certain Changes to Parent
          Schedule 4.11     Parent Litigation
          Schedule 4.19     No Change of Control
          Schedule 5.01     Conduct of the Company
          Schedule 6.01     Conduct of Parent
          Schedule 6.09     Employee Benefits